EXHIBIT 8(h)

Participation Agreement –

Vanguard and Monumental Life Insurance Company

PARTICIPATION AGREEMENT

Among

VANGUARD VARIABLE INSURANCE FUND

and

THE VANGUARD GROUP, INC.

and

VANGUARD MARKETING CORPORATION

and

MONUMENTAL LIFE INSURANCE COMPANY

THIS AGREEMENT, made and entered into as of the 30th day of June, 2010, by and among VANGUARD VARIABLE INSURANCE FUND (hereinafter the “Fund”), a Delaware business trust, THE VANGUARD GROUP, INC. (hereinafter the “Sponsor”), a Pennsylvania corporation, VANGUARD MARKETING CORPORATION (hereinafter the “Distributor”), a Pennsylvania corporation, and MONUMENTAL LIFE INSURANCE COMPANY (hereinafter the “Company”), an Iowa domiciled life insurance company, on its own behalf and on behalf of Monumental Life Insurance Company Separate Account VA DD (the “Account”).

WHEREAS, the Fund was organized to act as the investment vehicle for variable life insurance policies and variable annuity contracts to be offered by separate accounts of insurance companies which have entered into participation agreements with the Fund and the Sponsor (hereinafter “Participating Insurance Companies”); and

WHEREAS, the beneficial interest in the Fund is divided into several series of shares, each designated a “Portfolio,” and representing the interest in a particular managed portfolio of securities and other assets; and

WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”) and its shares are registered under the Securities Act of 1933, as amended (the “1933 Act”); and

WHEREAS, the assets of each Portfolio of the Fund are managed by several entities (the “Advisers”), each of which is duly registered as an investment adviser under the federal Investment Advisers Act of 1940 and any applicable state securities laws; and

WHEREAS, the Company has established the Account to fund certain variable annuity contracts, offered as the Vanguard Variable Annuity (the “Contracts”), which Account and Contracts are registered under the 1940 Act and the 1933 Act, respectively; and

WHEREAS, the Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of the Company, to set aside and invest assets attributable to the Contracts; and

WHEREAS, the Distributor, a wholly-owned subsidiary of the Sponsor, is registered as a broker dealer with the Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934, as amended (the “1934 Act”) and is a member in good standing of the Financial Industry Regulatory Authority, Inc. (“FINRA”); and

WHEREAS, the Fund has obtained an order from the SEC, dated December 19, 1995 (File No. 812-7659), granting Participating Insurance Companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a), and 15(b) of the 1940 Act and Rules 6e-2(b)(l 5) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of life insurance companies that may or may not be affiliated with one another and qualified pension and retirement plans (hereinafter the “Mixed and Shared Funding Exemptive Order”); and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares of the Portfolios on behalf of the Account to fund the Contracts, and the Sponsor is authorized to sell such shares to the Account at net asset value;

NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund, the Sponsor and the Distributor agree as follows:

ARTICLE I. Sale of Fund Shares

1.1 The Sponsor and the Distributor agree to sell to the Company those shares of the Portfolios of the Fund listed on Schedule A which the Account orders. In the case of any such order received by the Fund or its designee on any Business Day prior to the time the net asset value of shares of the Fund is determined (the close of trading on the New York Stock Exchange, generally 4:00 p.m. Eastern time) (the “market close”), the order shall be accorded a trade date on the Fund’s accounting system that is the date of receipt of the order by the Fund or its designee. In the case of any such order received by the Fund or its designee on any Business Day after the market close, the order shall be accorded a trade date on the Fund’s accounting system that is the next Business Day. For purposes of this Section 1.1, the Company shall be the designee of the Fund for receipt of purchase orders from the Account, and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives notice of such order, in the form of the Company’s Daily Trade File, by 9:30 a.m. Eastern time on the next following Business Day. “Business Day” shall mean any day on which the New York Stock Exchange (“NYSE”) is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the SEC.

1.2 The Fund, subject to the provisions of Article IX of this Agreement, agrees to make its shares available indefinitely for purchase at the applicable net asset value per share by the Company and the Account on those days on which the Fund calculates its net asset value pursuant to the rules of the SEC, and the Fund shall use its best efforts to calculate such net asset value on each day which the NYSE is open for trading. Notwithstanding the foregoing, the Board of Trustees of the Fund (hereinafter the “Board”) may refuse to sell shares of any Portfolio to any person including, but not limited to, the Company, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board, acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio. Further, it is acknowledged and agreed that the availability of shares of the Fund shall be subject to the Fund’s then current prospectus and statement of additional information, federal and state securities laws and applicable rules and regulations of the SEC and FINRA.

1.3 The Fund and the Sponsor agree that shares of the Fund will be sold only to Participating Insurance Companies and their separate accounts. No shares of any Portfolio will be sold to the general public.

1.4 The Fund and the Sponsor will not sell Fund shares to any Participating Insurance Company or its separate account unless an agreement containing a provision substantially the same as Section 2.6 of Article II of this Agreement is in effect to govern such sales.

1.5 The Fund agrees to redeem for cash, on the Company’s request, any full or fractional shares of the Fund held by the Account. In the case of any such request for redemption received by the Fund or its designee on any Business Day prior to the market close, the request shall be accorded a trade date on the Fund’s accounting system that is the date of receipt of the request by the Fund or its designee. In the case of any such request for redemption received by the Fund or its designee on any Business Day after the market close, the request shall be accorded a trade date on the Fund’s accounting system that is the next Business Day. For purposes of this Section 1.5, the Company shall be the designee of the Fund for receipt of redemption orders from the Account, and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives notice of such order, in the form of the Company’s Daily Trade File, by 9:30 a.m. Eastern time on the next following Business Day. Notwithstanding the foregoing, if the payment of redemption proceeds on the next Business Day would require the Fund to dispose of Portfolio securities or otherwise incur substantial additional costs, the Fund may determine to settle one or more redemption transactions on a delayed basis, in which case proceeds shall be wired to the Company within seven (7) days and the Fund shall notify the Company of such a delay by 3:00 Eastern time on the same Business Day that the Company transmits the redemption order the Fund. Furthermore, notwithstanding the foregoing, the Fund reserves the right to suspend redemption privileges or pay redemptions in kind, as disclosed in the Fund’s prospectus or statement of additional information. The Fund agrees to treat the Company like any other shareholder in similar circumstances in making these determinations.

1.6 The Company agrees to purchase and redeem the shares of each Portfolio offered by the then current prospectus of the Fund and in accordance with the provisions of such prospectus and the accompanying statement of additional information. The Company agrees that all net amounts available under the Contracts during the accumulation phase shall be invested exclusively in Fund shares during the term of this Agreement.

1.7 Each purchase, redemption, and exchange order placed by the Company shall be placed separately for each Portfolio and shall not be netted with respect to any Portfolio. With respect to payment of the purchase price by the Company and of redemption proceeds by the Fund, the Company and the Fund shall net all purchase and redemption orders on a given Business Day and shall transmit one net payment for all of the Portfolios in accordance with Section 1.8 hereof.

1.8 In the event of net purchases, the Company shall pay for Fund shares by 4:00 p.m. Eastern time on the next Business Day after an order to purchase the shares is received by the Company in accordance with the provisions of Section 1.1 hereof. If the Company fails to pay for Fund shares as required by this Section 1.8, then the Fund shall be entitled to redeem the shares to cover the cost. The Company shall be responsible for any shortfall between the purchase and the redemption; the Fund shall be entitled to retain any gain. In the event of net redemptions, the Fund shall pay the redemption proceeds by 4:00 p.m. Eastern time on the next Business Day after an order to redeem the shares is received by the Company, in accordance with the provisions of, and except as otherwise provided in, Section 1.5 hereof. If net redemption proceeds are not received by the Company by 4:00 p.m. Eastern time on the next Business Day, the Fund will reimburse the Company for all costs reasonably incurred as a result of the delay. Payment shall be in federal funds transmitted by wire. For purposes of Section 2.10, upon receipt by the Fund of the federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Fund.

1.9 Issuance and transfer of a Fund’s shares will be by book entry only. Stock certificates will not be issued to the Company or the Account. Shares ordered from the Fund will be recorded in an appropriate title for the Account or the appropriate subaccount of the Account. The Fund shall furnish to the Company the CUSIP number assigned to each Portfolio of the Fund identified in Schedule A hereto.

1.10 The Fund shall furnish advance notice, as practicable, but at the latest same day notice (by wire or telephone, followed by written confirmation) to the Company of any income, dividends or capital gain distributions on the Fund’s shares. The Company hereby elects to receive all such income, dividends and capital gain distributions as are payable on the Portfolio shares in additional shares of that Portfolio. The Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. The Fund shall notify the Company of the number of shares so issued as payment of dividends and distributions.

1.11 The Fund shall make the daily net asset value, dividend and capital gain information for each Portfolio available on a per share basis to the Company as soon as reasonably practical after the information is calculated (normally by 6:30 p.m. Eastern time) and shall use its best efforts to make such net asset value per share available by 7:00 p.m. Eastern time on each Business Day. Related to this obligation, the Fund shall provide a contact name or names and telephone numbers of the persons responsible for providing daily net asset value, dividend and capital gain information to the Company. In the event of an error in the computation of the Fund’s net asset value per share which, in accordance with procedures adopted by the Fund’s Board of Trustees consistent with views expressed by the staff of the Securities and Exchange Commission regarding appropriate error correction standards, as shall be in effect or amended from time to time, requires adjustment to transactions previously effected on behalf of an Account (a “Pricing Error”), the Sponsor shall notify the Company as soon as possible after discovery of the Pricing Error. Such notification may be oral, but shall be confirmed promptly in writing. In such event, the Sponsor shall reimburse the Fund for any loss (without taking into consideration any positive effect of such Pricing Error) and shall make appropriate adjustments to the Account’s accounts, which adjustments shall net the impact of individual gains and losses; this will result in either a net payment to the Account from the Sponsor (in the event of net Account losses) or from the Account to the Sponsor (in the event of net Account gains). In addition, in the event that the Pricing Error causes the Company to incur any direct costs for re-processing accounts under the Account, such as preparing and mailing revised statements, the Sponsor shall reimburse the Company for all such reasonable costs upon receipt from the Company of an invoice or other statement documenting such costs in reasonable detail.

1.12 EXTRAORDINARY EVENTS. The Company is not authorized to accept as the Fund’s designee any individual purchase or redemption of shares in an amount which equals or exceeds the “Large Transaction Amount” for a Portfolio (as specified in Schedule B) where such order is the result of an “Extraordinary Event” of which the Company is aware, unless the Company has notified the Sponsor of such order as soon as practicable following the Company becoming aware of the Extraordinary Event and, with respect to purchases or redemptions of which the Company is aware as of 3:00 p.m. Eastern time on the trade date, in no event later than 3:00 p.m. Eastern time on the trade date. For these purposes, an “Extraordinary Event” shall mean an event outside normal operations such as an entire Account moving into or out of a Portfolio or an asset transfer arising from a merger, acquisition or divestiture. The Sponsor reserves the right to refuse any purchase order, or to delay settlement of any redemption order, which equals or exceeds the applicable Large Transaction Amount and results from an Extraordinary Event, which the Sponsor, in its sole discretion, deems disruptive or detrimental to the applicable Portfolio. The Sponsor reserves the right to amend or revise Schedule B at any time and will provide at least 24 hours’ advance notice of such revision to the Company.

ARTICLE II. Representations and Warranties

2.1 The Company represents and warrants that it is an insurance company duly organized and in good standing under applicable law; that it has legally and validly established the Account prior to any issuance or sale thereof as a segregated asset account under the Iowa Insurance Code; that it has and will maintain the capacity to issue all Contracts that may be sold; and that it is properly licensed, qualified and in good standing to sell the Contracts in each state and jurisdiction in which the Contract is offered and sold.

2.2 The Company represents and warrants that the Contracts are registered under the 1933 Act.

2.3 The Company represents and warrants it has registered the Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts.

2.4 The Fund represents and warrants that Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with the laws of the State of Iowa and all applicable federal and state securities laws and that the Fund is and shall remain registered under the 1940 Act. The Fund shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Fund shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund, the Distributor, or the Sponsor.

2.5 The Fund represents that it is qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), and that it will make every effort to maintain qualification (under Subchapter M or any successor or similar provision) and (ii) it will notify the Company immediately upon having a reasonable basis for believing that it ceased to so qualify or that it might not so qualify in the future. The Fund acknowledges that any failure to qualify as a Regulated Investment Company will eliminate the ability of the subaccounts to avail themselves of the “look through” provisions of Section 817(h) of the Code, and that as a result the Contracts will almost certainly fail to qualify as endowment or life insurance contracts under Section 817(h) of the Code.

2.6 The Company represents that the Contracts are currently and will be treated as annuity contracts under applicable provisions of the Code and under the insurance laws of each state and jurisdiction in which the Contract is offered and sold, and that it will make every effort to maintain such treatment and that it will notify the Fund and the Sponsor immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

2.7 The Fund currently does not intend to make any payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act or otherwise.

2.8 The Fund makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) complies with the insurance laws or regulations of the various states except that the Fund represents that the Fund’s investment policies, fees and expenses are and shall at all times remain in compliance with the laws of the State of Iowa and the Fund and the Sponsor represent that their respective operations are and shall at all times remain in material compliance with the laws of the State of Iowa to the extent required to perform this Agreement.

2.9 The Distributor represents and warrants that it is a member in good standing of FINRA and is registered as a broker-dealer with the SEC. The Distributor further represents that it will sell and distribute the Fund shares in accordance with the laws of the State of Iowa and all applicable state and federal securities laws, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act.

2.10 The Fund represents that it is lawfully organized and validly existing under the laws of the State of Delaware and that it does and will comply in all material respects with the 1940 Act and any applicable regulations thereunder.

2.11 The Sponsor represents and warrants that the Advisers to the Fund are, and the Sponsor shall use its best effort to cause the Advisers to remain, duly registered in all material respects under all applicable federal and state securities laws and to perform their obligations for the Fund in compliance in all material respects with the laws of the State of Iowa and any applicable state and federal securities laws.

2.12 The Fund and the Sponsor represent and warrant that all of their trustees, directors, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimum coverage required currently by Rule 17g-l under the 1940 Act or other applicable laws or regulations as may be promulgated from time to time. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

2.13 The Company represents and warrants that all of its directors, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimum coverage required currently by Rule 17g-l under the 1940 Act or other applicable laws or regulations as may be promulgated from time to time. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

2.14 The Fund represents that it will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Fund will either provide for annual meetings or comply with Section 16(c) of the 1940 Act (although the Fund is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Fund will act in accordance with the SEC’s interpretation of the requirements of Section 16(a) with respect to periodic elections of trustees and with whatever rules the SEC may promulgate with respect thereto.

ARTICLE III. Offering Documents and Reports

3.1 The Fund, the Sponsor or their designee shall provide the Company (at the Sponsor’s expense) with as many copies of the Fund’s current prospectus as the Company may reasonably request. The Company shall provide a copy of the Fund’s prospectus to each Contract owner. If requested by the Company in lieu thereof, the Fund or the Sponsor shall provide such documentation (including a final copy of the new prospectus as set in type at the Fund’s or the Sponsor’s expense) and other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus for the Fund is amended) to have the prospectus for the Contracts and the Fund’s prospectus printed together in one document (such printing to be at the Company’s expense).

3.2 The Fund’s prospectus shall state that the statement of additional information for the Fund is available from the Sponsor (or in the Fund’s discretion, the prospectus shall state that the statement of additional information is available from the Fund) and the Sponsor (or the Fund), at its expense, shall print and provide such statement free of charge to the Company and to any owner of a Contract or prospective owner who requests such statement.

3.3 The Fund, at its own expense, shall provide the Company with copies of its reports to shareholders, other communications to shareholders, and, if required by applicable law, proxy material, in such quantity as the Company shall reasonably require for distributing to Contract owners. The Fund shall provide to the Company the prospectuses and annual reports referenced in this Agreement within fifteen (15) days prior to the Company’s obligation to mail, and the Company agrees to provide the Fund with advance notice of such date. If the documents are not delivered to the Company within ten (10) days of the Company’s obligation to mail, the Fund shall reimburse the Company for any extraordinary out-of-pocket costs (including, but not limited to, overtime for printing and mailing).

ARTICLE IV. Sales Material and Information

4.1 The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material in which the Fund, its Advisers or the Sponsor is named, at least five Business Days prior to its use. The Company may use such material in fewer than five Business Days if it receives the written consent of the Fund or its designee. No such material shall be used if the Fund or its designee reasonably objects to such use within five Business Days after receipt of such material.

4.2 The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus for the Fund shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee or by the Sponsor, except with the permission of the Fund or the Sponsor or the designee of either.

4.3 The Fund, Sponsor, Distributor or their designee shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company or the Account is named at least five Business Days prior to its use. No such material shall be used if the Company or its designee reasonably objects to such use within five Business Days after receipt of such material.

4.4 The Fund, the Distributor and the Sponsor shall not give any information or make any representations on behalf of the Company or concerning the Company, the Account, or the Contracts other than the information or representations contained in a prospectus for the Contracts, as such prospectus may be amended or supplemented from time to time, or in published reports for the Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company.

4.5 The Fund will provide to the Company at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or its shares, prior to or contemporaneously with the filing of each document with the SEC or other regulatory authorities.

4.6 The Company will provide to the Fund at least one complete copy of all prospectuses, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemption, requests for no-action letters, and all amendments to any of the above, that relate to the Contracts or the Account, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

4.7 The Company and the Fund shall also each promptly inform the other of the results of any examination by the SEC (or other regulatory authorities) that relates to and negatively impacts the Contracts, the Fund or its shares in a material way, and the party that was the subject of the examination shall provide the other party with a copy of relevant portions of any “deficiency letter” or other correspondence or written report regarding any such examination.

4.8 The Fund and the Sponsor will provide the Company with as much notice as is reasonably practicable of any proxy solicitation for any Portfolio, and of any material change in the Fund’s registration statement, particularly any change resulting in a change to the prospectus for the Account. The Fund and the Sponsor will cooperate with the Company so as to enable the Company to solicit voting instructions from owners of Contracts, to the extent a solicitation is required by applicable law, or to make changes to its prospectus in an orderly manner.

4.9 For purposes of this Article IV, the phrase “sales literature and other promotional material” includes, but is not limited to, sales literature (i.e., any written communication distributed or made generally available to customers, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published articles), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and prospectuses, shareholder reports, and proxy materials.

4.10 Each party to this Agreement shall cooperate with the other parties, their respective independent auditors, and all appropriate governmental authorities (including without limitation the SEC, FINRA, and state insurance regulators) and shall permit such party(ies), auditors, and authorities reasonable access to its books and records covered by this Agreement in connection with any examination, inquiry or investigation relating to this Agreement. [This language is based on Section 12.3 in the Contracts Agreement.]

4.11 The Fund, the Distributor, or a designee shall furnish or make available to the Company each Portfolio’s month-end performance data no later than five (5) Business Days following the end of each calendar month.

4.12 Certain Transactions and Restrictions.

(a) The Company agrees that it will provide, not later than five Business Days after receipt of a written request by the Sponsor on behalf of the Fund, the Taxpayer Identification Number of any or all Contract owner(s) and the amount, date, name of investment professional associated with the Contract owner (if any), and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange transaction by such Contract owner(s) investing in the Fund through an account maintained by the Company during the specific period covered by the request. Unless required by applicable law, rule or regulation, the Sponsor and the Fund agree not to use the information received under this Section for marketing or any other purpose not related to (i) limiting or reducing abusive trading in shares issued by the Fund or (ii) collecting purchase or redemption fees (if any).

(b) The Company agrees that it will execute written instructions from the Sponsor on behalf of the Fund, including instructions to restrict or prohibit purchases or exchanges of Fund shares in specific accounts or by or on behalf of specific Contract owners identified by the Fund as having engaged in transactions in Fund shares that violate policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding securities issued by the Fund. Any such instructions by the Sponsor shall include the Taxpayer Identification Number or equivalent identifying number of the Contract owner(s) to which the instructions relate and the specific restriction(s) to be executed. The Company agrees that it will execute any such instructions as soon as reasonably practicable, but not later than five Business Days after receipt of the instructions by the Company.

ARTICLE V. Fees and Expenses

5.1 The Fund and Sponsor shall pay no fee or other compensation to the Company under this Agreement. Nothing herein shall prevent the parties hereto from otherwise agreeing to perform, and arranging for appropriate compensation for, other services relating to the Fund and/or to the Account.

5.2 All expenses incident to performance by the Fund under this Agreement shall be paid by the Fund. The Fund shall see to it that all its shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Fund, in accordance with applicable state laws prior to their sale. The Fund shall bear the fees and expenses for the cost of registration and qualification of the Fund’s shares, preparation and filing of the Fund’s prospectus and registration statement, proxy materials and reports, setting the prospectus in type, setting in type and printing the proxy materials and reports to shareholders (including the costs of printing a prospectus that constitutes an annual report), the preparation of all statements and notices required by any federal or state law, and all taxes on the issuance or transfer of the Fund’s shares.

5.3 The Company represents that the Contracts are registered under the 1933 Act, and that the Account is registered as a unit investment trust in accordance with the 1940 Act. The Company shall bear the fees and expenses for the cost of preparation and filing of the Company’s prospectus and registration statement with respect to the Contracts, the preparation of all statements and notices required by any federal or state law, payment of all applicable fees, including, without limitation, all fees due under SEC Rule 24f- 2 relating to the Contracts, all costs of drafting, filing, and obtaining approvals of the Contracts in the various states under applicable insurance laws, filing of annual reports, and all other costs associated with ongoing compliance with all such laws and the Company’s obligations under this Agreement.

ARTICLE VI. Diversification

6.1 The Fund will at all times invest money from the Contracts in such a manner as to ensure that the Contracts will be treated as variable annuity contracts under the Code and the regulations issued thereunder. Without limiting the scope of the foregoing, the Fund and the Sponsor represent and warrant that each Portfolio of the Fund will meet the diversification requirements of Section 817(h) of the Code and Treasury Regulation 1.817-5, relating to the diversification requirements for endowment or life insurance contracts and any amendments or other modifications to such Section or Regulations, as if those requirements applied directly to each such Portfolio. In the event of a breach of this Article VI by the Fund, it will take all reasonable steps (a) to notify Company of such breach and (b) to adequately diversify, each Portfolio of the Fund so as to achieve compliance within the grace period afforded by Regulation 817-5.

6.2 The Fund and the Sponsor represent that each Portfolio will elect to be qualified as a Regulated Investment Company under Subchapter M of the Code and they will maintain such qualification (under Subchapter M or any successor or similar provision).

ARTICLE VII. Potential Conflicts

7.1. As stated above, the Fund has obtained the Mixed and Shared Funding Exemptive Order. The Company agrees to comply with the conditions on which such order was issued, including reporting any potential or existing conflicts promptly to the Board of Trustees of the Fund (the “Board”), and in particular whenever contract owner voting instructions are disregarded, and recognizes that it shall be responsible for assisting the Board in carrying out its responsibilities in connection with such order. The Company agrees to carry out such responsibilities with a view only to the interests of existing contract owners.

7.2 The Board will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the contract owners of all separate accounts investing in the Fund. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract owners and variable life insurance contract owners or contract owners of different Participating Insurance Companies; or (f) a decision by an insurer to disregard the voting instructions of contract owners. The Board shall inform the Company promptly and in writing, in accordance with the provisions of Article XI of this Agreement, if it determines that an irreconcilable material conflict exists.

7.3 The Company will report any potential or existing conflicts to the Board. The Company will assist the Board in carrying out its responsibilities under the Mixed and Shared Funding Exemptive Order by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Board whenever contract owner voting instructions are disregarded.

7.4 If it is determined by a majority of the Board, or a majority of the disinterested trustees (“Disinterested Trustees”), that a material irreconcilable conflict exists, the Company and other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the Disinterested Trustees), take whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, including: (a) withdrawing the assets allocable to some or all of the separate accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, or submitting the question of whether such segregation should be implemented to a vote of all affected contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and (b) establishing a new registered management investment company or managed separate account.

7.5 If a material irreconcilable conflict arises because of a decision by the Company to disregard contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Fund’s election, to withdraw an Account’s investment in the Fund, and no charge or penalty will be imposed as a result of such a withdrawal. Any such withdrawal must take place within six (6) months after the Fund gives notice that this provision is being implemented, and until the end of that six-month period the Fund shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund.

7.6 If a material irreconcilable conflict arises because a particular state insurance regulator’s decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the Account’s investment in the Fund within six (6) months after the Board informs the Company that it has determined that such decision has created an irreconcilable material conflict, and until the end of the six-month period the Fund shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund.

7.7 For purposes of Sections 7.4 and 7.5 of this Agreement, a majority of the Disinterested Trustees shall determine whether any proposed action adequately remedies any irreconcilable conflict, but in no event will the Fund be required to establish a new funding medium for the Variable Insurance Products. The Company shall not be required by Sections 7.4 or 7.5 to establish a new funding medium for the Variable Insurance Products if an offer to do so has been declined by vote of a majority of contract owners materially adversely affected by the material irreconcilable conflict. In the event that the Board determines that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the Account’s investment in the Fund and terminate this Agreement within six (6) months after the Board informs the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the Disinterested Trustees.

If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Mixed and Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Mixed and Shared Funding Exemptive Order, then the Fund and/or the Company, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable.

ARTICLE VIII. Indemnification

8.1 Indemnification by the Company

(a) The Company agrees to indemnify and hold harmless the Fund and each trustee of the Board and officers and each person, if any, who controls the Fund within the meaning of Section 15 of the 1933 Act, the Sponsor and the Distributor (collectively, the “Indemnified Parties” for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund’s shares or the Contracts and:

(i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus for the Contracts or contained in the contract or policy or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund for use in the registration statement or prospectus for the Contracts or in the contract or policy sales literature (or any amendment or supplement thereto) or otherwise for use in connection with the sale of the Contracts or the Fund shares; or

(ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature of the Fund not supplied by the Company, or persons under its control) or unlawful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Fund shares; or

(iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature of the Fund (or any amendment or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Fund by or on behalf of the Company; or

(iv) result from any failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

(v) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any material breach of this Agreement by the Company;

as limited by and in accordance with the provisions of Section 8.1(b) and 8.1(c) hereof.

(b) The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement or to the Fund, whichever is applicable.

(c) The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on a designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such a party of the Company’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

(d) The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Fund.

8.2 Indemnification by the Sponsor

(a) The Sponsor agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933Act (collectively, the “Indemnified Parties” for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Sponsor) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund’s shares or the Contracts and:

(i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Sponsor or Fund by or on behalf of the Company for use in the registration statement or prospectus for the Fund or in sales literature (or any amendment or supplement thereto) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

(ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature for the Contracts not supplied by the Sponsor or persons under its control) or unlawful conduct of the Fund, the Advisers or persons under their control, with respect to the sale or distribution of the Contracts or Fund shares; or

(iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus or sales literature covering the Contracts (or any amendment or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Fund; or

(iv) result from any failure by the Sponsor or the Fund to provide the services and furnish the materials under the terms of this Agreement (including a failure to comply with the diversification requirements specified in Article VI of this Agreement); or

(v) arise out of or result from any material breach of any representation and/or warranty made by the Sponsor or the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Sponsor or the Fund;

as limited by and in accordance with the provisions of Sections 8.2(b) and 8.2(c) hereof.

(b) The Sponsor shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement or to the Company or the Account, whichever is applicable.

(c) The Sponsor shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Sponsor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of any such service on any designated agent), but failure to notify the Sponsor of any such claim shall not relieve the Sponsor from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In any case any such action is brought against the Indemnified Parties, the Sponsor will be entitled to participate, at its own expense, in the defense thereof. The Sponsor also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Sponsor to such party of the Sponsor’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Sponsor will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by each party independently in connection with the defense thereof other than reasonable costs of investigation.

(d) The Company agrees promptly to notify the Sponsor of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Account.

8.3 Indemnification by the Fund

(a) The Fund agrees to indemnify and hold harmless the Company, and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 8.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims damages, liabilities or expenses (or action in respect thereof) or settlements resulting from the gross negligence, bad faith or willful misconduct of the Board or any member thereof, are related to the operations of the Fund and:

(i) arise as a result of any failure by the Fund to provide the services and furnish the materials under the terms of this Agreement (including a failure to comply with the diversification requirements specified in Article VI of this Agreement); or

(ii) arise out of or result from any material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund;

as limited by and in accordance with the provisions of Sections 8.3(b) and 8.3(c) hereof.

(b) The Fund shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement or to the Company, the Fund, the Sponsor or the Account, whichever is applicable.

(c) The Fund shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve the Fund from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Fund will be entitled to participate, at its own expense, in the defense thereof. The Fund also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Fund to such party or the Fund’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Fund will not be liable to such party independently in connection with the defense thereof other than reasonable costs of litigation.

(d) The Company and the Sponsor agree promptly to notify the Fund of the commencement of any litigation or proceedings against it or any of its respective officers or directors in connection with this Agreement, the issuance or sale of the Contracts, with respect to the operation of the Account, or the sale or acquisition of shares of the Fund.

8.4 Indemnification by the Distributor

(a) The Distributor agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 8.4) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Sponsor) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund’s shares or the Contracts and:

(i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Distributor or the Fund by or on behalf of the Company for use in the registration statement or prospectus for the Fund or in sales literature (or any amendment or supplement thereto) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

(ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature for the Contracts not supplied by the Distributor or persons under its control) or unlawful conduct of the Fund, the Advisers or persons under their control, with respect to the sale or distribution of the Contracts or Fund shares; or

(iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus or sales literature covering the Contracts (or any amendment or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Fund; or

(iv) result from any failure by the Distributor or the Fund to provide the services and furnish the materials under the terms of this Agreement; or

(v) arise out of or result from any material breach of any representation and/or warranty made by the Distributor or the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Distributor of the Fund;

as limited by and in accordance with the provisions of Sections 8.4(b) and 8.4(c) hereof.

(b) The Distributor shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement or to the Company or the Account, whichever is applicable.

(c) The Distributor shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Distributor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of any such service on any designated agent), but failure to notify the Distributor of any such claim shall not relieve the Distributor from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In any case any such action is brought against the Indemnified Parties, the Distributor will be entitled to participate, at its own expense, in the defense thereof. The Sponsor also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Distributor to such party of the Distributor’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Distributor will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by each party independently in connection with the defense thereof other than reasonable costs of investigation.

(d) The Company agrees promptly to notify the Distributor of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of each account.

ARTICLE IX. Applicable Law

9.1 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Iowa.

9.2 This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant, including but not limited to the Mixed and Shared Funding Exemptive Order, and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE X. Termination

10.1 This Agreement shall continue in full force and effect until the first to occur of:

(a) termination by any party for any reason by 120 days’ advance written notice delivered to the other parties; or

(b) termination by the Company by written notice to the Fund and the Sponsor with respect to any Portfolio based upon the Company’s determination that shares of such Portfolio are not reasonably available to meet the requirements of the Contracts; or

(c) termination by the Company by written notice to the Fund and the Sponsor with respect to any Portfolio in the event any of the Portfolio’s shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

(d) termination by the Company by written notice to the Fund and the Sponsor with respect to any Portfolio in the event that such Portfolio ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or under any successor or similar provision, or if the Company reasonably believes that the Fund may fail to so qualify (in the event of such termination, the Company shall withdraw all assets allocable to the separate accounts from the Portfolio and shall reinvest such assets in a different investment medium, including, but not limited to, another Portfolio of the Fund); or

(e) termination by the Company by written notice to the Fund and the Sponsor with respect to any Portfolio in the event that such Portfolio fails to meet the diversification requirements as specified in Article VI hereof (in the event of such termination, the Company shall withdraw all assets allocable to the separate accounts from the Portfolio and shall reinvest such assets in a different investment medium, including, but not limited to, another Portfolio of the Fund); or

(f) termination by the Fund, the Sponsor, or the Distributor by written notice to the Company, if any of the Fund, the Sponsor, or the Distributor shall determine, in its sole judgment exercised in good faith, that the Company and/or its affiliated companies has suffered a material adverse change in its business, operations, or financial condition since the date of this Agreement or is the subject of material adverse publicity; or

(g) termination by the Company by written notice to the Fund and the Sponsor, if the Company shall determine, in its sole judgment exercised in good faith, that either the Fund, the Sponsor, or the Distributor has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity.

10.2 Notwithstanding any termination of this Agreement, the Fund and the Sponsor shall, at the option of the Company, continue to make available shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as “Existing Contracts”). Specifically, without limitation, the owners of the Existing Contracts shall be permitted to reallocate investments in the Fund, redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts.

10.3 The Company shall not redeem Fund shares attributable to the Contracts (as opposed to Fund shares attributable to the Company’s assets held in the Account) except (a) as necessary to implement Contracts owner initiated or approved transactions, or (b) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a “Legally Required Redemption”). Upon request, the Company will promptly furnish to the Fund and the Sponsor the opinion of counsel for the Company (which counsel shall be reasonably satisfactory to the Fund and the Sponsor) to the effect that any redemption pursuant to clause (b) above is a Legally Required Redemption. Furthermore, except in cases where permitted under the terms of the Contracts, the Company shall not prevent owners of Contracts from allocating payments to a Portfolio that was otherwise available under the Contracts without first giving the Fund or the Sponsor 90 days’ notice of its intention to do so.

ARTICLE XI. Notices

Any notice shall be sufficiently given when sent by registered or certified mail, overnight courier or facsimile to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Fund:	Vanguard Variable Insurance Fund P.O. Box 2600 Valley Forge, PA 19482 Attn: Heidi Stam

If to the Sponsor:	The Vanguard Group, Inc. P.O. Box 2600 Valley Forge, PA 19482 Attn: Heidi Stam

If to the Distributor:	Vanguard Marketing Corporation P.O. Box 2600 Valley Forge, PA 19482 Attn: Heidi Stam

If to the Company:	Monumental Life Insurance Company 400 W. Market Street, 6th Floor Louisville, KY 40202 Attn: Monica Fitzpatrick

With a Copy to:	Transamerica Capital Management 4333 Edgewood Rd, N.E. Cedar Rapids, IA 52499 Attn: Frank A. Camp, Chief Legal Officer

ARTICLE XII. Miscellaneous

12.1 It is understood and stipulated that neither the shareholders of any Portfolio nor the officers or trustees of the Fund shall be personally liable hereunder.

12.2 Subject to the requirements of the legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not (unless it has obtained the express written consent of the affected party) disclose, disseminate or utilize such names and addresses and other confidential information until such time as it may come into the public domain.

12.3 Except as expressly set forth in this Agreement, this Agreement (including any Exhibits, Attachments, and Schedules hereto) constitutes the entire agreement between the parties as to the subject matter hereof and supersedes any and all agreements, representations and warranties, written or oral, regarding such subject matter made prior to the time at which this Agreement has been executed and delivered by the parties hereto, excluding the Participation, Market Consulting and Administration Agreement dated as of June 22, 1998, as amended to date, among the Company, Transamerica Financial Life Insurance Company, the Sponsor, and the Fund (the “Contracts Agreement”), and the Amended and Restated Administrative Services Agreement dated as of December 14, 2001, as amended to date, among the Company, Transamerica Financial Life Insurance Company, and the Sponsor (the “Administrative Agreement”), regarding the offer, issuance and administration of the Contracts, except and only to the extent that the provisions of this Agreement specifically address the subject matter of provisions of the Contracts Agreement and/or the Administrative Agreement, in which case the relevant provisions of this Agreement shall supersede and control. Nothing contained in this Agreement will be construed to limit or restrict any party’s compliance with any law, regulation, or order to which the party is subject, or to prevent the parties from supplementing this Agreement by agreeing to additional duties, obligations, representations, warranties, or higher standards of care with respect thereto.

12.4 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

12.5 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

12.6 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

12.7 Each party hereto shall cooperate with each party and all appropriate governmental authorities (including without limitation the SEC, FINRA and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

12.8 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

12.9 This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto.

12.10 The Company shall furnish, or cause to be furnished, to the Fund or its designee upon request copies of the following reports:

(a) the Company’s Annual Financial Statement on Statutory Basis; and

(b) any registration statement, prospectus or other materials distributed in connection with the sale of the Contracts to the extent such registration statement, prospectus or other materials reference the Fund.

12.11 This Agreement, including any Schedule hereto, may be amended or modified only by written instrument, executed by duly authorized officers of the parties.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date specified above.

VANGUARD VARIABLE INSURANCE FUND

By:	/s/ Heidi Stam

Name:	Heidi Stam
Title:	Secretary

THE VANGUARD GROUP, INC.

By:	/s/ Timothy P.Holmes

Name:	Timothy P. Holmes
Title:	Principal

VANGUARD MARKETING CORPORATION

By:	/s/ Heidi Stam

Name:	Heidi Stam
Title:	Director and Senior Vice President

MONUMENTAL LIFE INSURANCE COMPANY

By:	/s/ Anne M. Spaes

Name:	Anne M. Spaes
Title:	Vice President

SCHEDULE A

PORTFOLIOS

The following Portfolios of Vanguard Variable Insurance Fund shall be made available as investments underlying the Contracts:

Money Market Portfolio

Total Bond Market Index Portfolio

High-Yield Bond Portfolio

Short-Term Investment-Grade Portfolio

Balanced Portfolio

Diversified Value Portfolio

Equity Income Portfolio

Equity Index Portfolio

Growth Portfolio

Mid-Cap Index Portfolio

REIT Index Portfolio

Small Company Growth Portfolio

International Portfolio

Total Stock Market Index Portfolio

Capital Growth Portfolio

SCHEDULE B

LARGE TRANSACTION AMOUNTS

Portfolio	Large Transaction Amount
Money Market Portfolio	$3,000,000
Total Bond Market Index Portfolio	400,000
High-Yield Bond Portfolio	500,000
Short-Term Investment-Grade Portfolio	750,000
Balanced Portfolio	1,000,000
Diversified Value Portfolio	1,000,000
Equity Income Portfolio	500,000
Equity Index Portfolio	500,000
Growth Portfolio	500,000
Mid-Cap Index Portfolio	100,000
REIT Index Portfolio	100,000
Small Company Growth Portfolio	1,000,000
International Portfolio	1,000,000
Total Stock Market Index Portfolio	500,000
Capital Growth Portfolio	250,000